UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2009

SKY HARVEST WINDPOWER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52410	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 617, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 601-2070

Keewatin Windpower Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 11, 2009, our company’s board of directors adopted the 2009 Stock Option Plan. The purpose of the 2009 Stock Option Plan is to enhance the long-term stockholder value of our company by offering opportunities to directors, officers, employees and eligible consultants of our company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company's growth and success, and to encourage them to remain in the service of our company. A total of 2,900,000 shares of common stock are available for issuance under the 2009 Stock Option Plan.

The 2009 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the 2009 Stock Option Plan are those intended to qualify as "incentive stock options" as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the 2009 Stock Option Plan must be approved by the stockholders of our company within 12 months of its adoption. The 2009 Stock Option Plan has not been approved by our stockholders. Non-qualified stock options granted under the 2009 Stock Option Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The above description of the 2009 Stock Option Plan is qualified in its entirety by reference to the full text of the 2009 Stock Option Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)                    Exhibits

10.1	2009 Stock Option Plan

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARVEST WINDPOWER CORP.

/s/ Chris Craddock
Chris Craddock
President

Date: September 21, 2009